Exhibit 10.(f)(i)


           FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
           -------------------------------------------

          WHEREAS, Brown Group, Inc. (the "Company") and Ronald

A. Fromm (the "Employee") previously executed the Employment

Agreement dated May 14, 1998 (the "Agreement"); and

          WHEREAS, the Agreement provides in Section 13 that the

Agreement may be modified by a written agreement executed by the

Company and the Employee; and

          WHEREAS, the Company and the Employee desire to amend

the Agreement effective  July 27, 1998;

          NOW, THEREFORE, effective, July 27, 1998, the Agreement

is hereby amended as follows:

     1.   Section 2 is deleted in its entirety and replaced by

the following:

          2.   Compensation.  Subject to the terms of this

Agreement, in consideration of Fromm's agreements contained

herein, for the period beginning May 1, 1998 and ending April 30,

2001, Fromm shall be paid base compensation at an annual rate of no less than Four Hundred Fifty-Thousand Dollars ($450,000).

Compensation shall be paid in approximately equal installments no less frequently than monthly.  If Fromm's employment with the

Company is terminated by the Company other than for Cause (as defined in the Severance Agreement, which is incorporated into this agreement pursuant to Section 15 and which is attached

hereto as Exhibit 1) prior to April 30, 2001, Fromm may elect to receive from the Company either (a) Thirty-Seven Thousand Five

Hundred Dollars ($37,500) multiplied by the number of full months remaining from the last day of the month preceding the date of termination until May 1, 2001, less the amount, if any, of any base compensation paid to Fromm for the month of termination prior to the date of such termination, plus, if Fromm is

terminated prior to January 30, 1999, an incentive payment of

$180,000 or (b) if the Severance Agreement has not previously terminated, severance benefits payable in according with the

Severance Agreement.

     2.   Section 3 is deleted in its entirety and replaced by

the following:

          3.   Incentive Payment.  While serving as President of

Brown Shoe Company, Fromm shall be eligible to receive annually an incentive payment in accordance with the annual incentive plan of the Company.  A payment of no less than $180,000 for the

Company's fiscal year ending January 30, 1999, shall be paid to

Fromm in all events within 60 days after the end of such year, if

Fromm is employed by the Company at the end of such year.

     3.   Section 6 is deleted in its entirety and replaced by

the following:

          6.   Other Benefits.  If Fromm's employment with the

Company is terminated before April 30, 2001 other than for Cause and Fromm, in accordance with his election under Section 2,

receives the benefits described in Section 2(a), Fromm shall continue, until April 30, 2001, to be entitled to all rights and benefits currently enjoyed by Fromm as an employee of the

Company, with such upward adjustments as are appropriate to take into account his position of increased responsibility.  If

Fromm's employment with the Company is terminated other than as described in the preceding sentence, all rights and benefits currently enjoyed by Fromm as an employee of the Company shall terminate, unless provided otherwise in the Severance Agreement.

     4.   Section 7 is deleted in its entirety and replaced by

the following:

          7.   Termination for Cause.  "Cause" shall have the

meaning set forth in the Severance Agreement.

     5.   A new Section 15 shall be added to the Agreement as

follows:

15.  Severance Agreement.  The terms of the Severance Agreement,

attached hereto as Exhibit 1, shall be part of this Agreement,

except that if Fromm elects to receive the benefits described in

Section 2(a), (a) he shall not receive the benefits described in the Severance Agreement, but (b) all other provisions of the

Severance Agreement shall apply.

          IN WITNESS WHEREOF, the Company and the Employee have

caused this amendment to be executed this 27th day of July, 1998.

                              BROWN GROUP, INC.


                              By:  /s/ B. A. Bridgewater, Jr.
                              --------------------------------------------
                              Its: Chairman of the Board of Directors,
                                   President and Chief Executive Officer.


                              EMPLOYEE


                              By:  /s/ Ronald A. Fromm
                              --------------------------------------------
Attest:                                           Ronald A. Fromm

     /s/ James E. Preuss
-----------------------------